Exhibit 10.17.3

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (“Third Amendment”) is entered into effective as of January 28, 2013 (the “Effective Date”), by and between Chesapeake Plaza, L.L.C., an Oklahoma limited liability company (“Landlord”) and Pier 1 Services Company, a Delaware statutory trust (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated June 9, 2008 (the “Original Lease”) for certain space (the “Premises”) in the office building known as Chesapeake Plaza located at 100 Pier 1 Place, Fort Worth, Tarrant County, Texas (the “Building”); and

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Office Lease dated June 20, 2008 (the “First Amendment”); and

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Office Lease dated July 1, 2011 (the “Second Amendment”, and together with the Original Lease and the First Amendment, the “Lease”); and

WHEREAS, the parties hereto have now agreed to further modify the Lease in certain respects on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Lease as follows:

1. Defined Terms. All initially capitalized terms used but not defined herein will have the same meanings as ascribed to them in the Lease.

2. Term. Landlord and Tenant have agreed to extend the Term through and including 11:59 p.m. on June 30, 2022 for all purposes under the Lease. Accordingly, as of the Effective Date, all references to the length of the Term and/or the Expiration Date shall be modified accordingly.

3. Expansion of Premises. Effective as of the dates set forth below, the Premises will be expanded, as follows:

3.1

Effective as of March 1, 2013 (the “16th Floor Expansion Date”), the Premises is hereby expanded to include the entire 16th floor of the Building, which is comprised of a total of 26,507 square feet of Rentable Square Footage (the “16th Floor Expansion Space”). Accordingly, as of the 16th Floor Expansion Date, all references in the Lease to the Rentable Square Footage of the Premises shall for all purposes under the Lease be deemed to be 281,610 square feet.

THIRDAMENDMENT TO OFFICE LEASE

(PIER 1 SERVICES COMPANY)

3.2

Effective as of May 1, 2013 (the “15th Floor Expansion Date”), the Premises is hereby expanded to include the entire 15th floor of the Building, which is comprised of a total of 26,763 square feet of Rentable Square Footage (the “15th Floor Expansion Space”, and together with the 16th Floor Expansion Space, the “Expansion Space”). Accordingly, as of the 15th Floor Expansion Date, all references in the Lease to the Rentable Square Footage of the Premises shall for all purposes under the Lease be deemed to be 308,373 square feet.

3.3

Landlord expressly disclaims any and all warranties of any nature, express or implied, in fact or by law with respect to the Expansion Space, including without limitation, the implied warranties of habitability, suitability, merchantability and fitness for any particular purpose. By occupying the 16th Floor Expansion Space as of the 16th Floor Expansion Date and the 15th Floor Expansion Space as of the 15th Floor Expansion Date, respectively, Tenant accepts the Expansion Space in its “as-is” condition and configuration and shall be deemed to have accepted delivery of the same, and TENANT HEREBY AGREES THAT AS OF THE 16TH FLOOR EXPANSION DATE AND THE 15TH FLOOR EXPANSION DATE, RESPECTIVELY, THE EXPANSION SPACE IS OR WILL BE IN GOOD ORDER AND SATISFACTORY CONDITION AND THAT THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE EXPANSION SPACE.

4. Increased Base Rent. Commencing on the dates set forth below and continuing for each calendar month thereafter throughout the remainder of the Term, Tenant’s monthly Base Rent as set forth in Section 1.D of the Lease is hereby amended as follows:

Period	Annual Rate Per Square Foot	Monthly Base Rent
16th Floor Expansion Date through April 30, 2013	$25.00	$586,687.50
May 1, 2013 through June 30, 2015	$25.00	$642,443.75
July 1, 2015 through June 30, 2018	$26.50	$680,990.38
July 1, 2018 through June 30, 2022	$27.50	$706,688.13

5. Grant of Option to Extend Term. Tenant is hereby granted the right and option to extend the Term of this Lease for one (1) renewal period of five (5) years (the “Renewal Period”), which option shall be exercised by delivery of written notice to Landlord given no later than six (6) months prior to the Expiration Date, provided that at the time of such notice and at the commencement of such Renewal Period, (i) Tenant remains in occupancy of at least eighty percent (80%) of the Premises, and (ii) no uncured event of default exists under the Lease. The Base Rent due and payable for the Premises during the Renewal Period shall be as follows: during the first two (2) Lease Years of the Renewal Period, the Base Rent shall be at the annual rate of Thirty and No/100 Dollars ($30.00) multiplied by the Rentable Square Footage of the Premises, and during the last three (3) Lease Years of the Renewal Period, the Base Rent shall be at the annual rate of Thirty-two and 50/100 Dollars ($32.50) multiplied by the Rentable Square Footage of the Premises. In the event Tenant timely exercises the foregoing option, the Renewal Period shall be considered part of the Term of the Lease and all other terms and conditions of this Lease shall continue to apply during the Renewal Period, except that Tenant shall have no further option to extend the Term of the Lease.

THIRDAMENDMENT TO OFFICE LEASE

(PIER 1 SERVICES COMPANY)

6. Cafeteria Covenants. Upon the closing of a sale of the Property from Landlord to a third party, Section 7.A.(11) of the Lease is amended as of such closing date to read as follows:

“(11) A cafeteria offering food for purchase on the terrace level of the Building on Business Days, with products, service and pricing substantially similar to or better than food service operations commonly offered in other corporate cafeterias in the Dallas/Ft. Worth metro area which are operated by companies engaged in the business of offering such services on a contract basis, such as by way of example, Aramark, Sodexo or Compass Group, and which food service operations are reasonably similar to the cafeteria in the Building; provided, however:

(A)	In the event the number of total permanent Building occupants falls below 640, Landlord, at its discretion, may terminate such cafeteria or food service for the Building. Landlord’s right to discontinue cafeteria food service on individual days for Holidays or inclement weather is limited as provided in Section 7.A(11)(B) below; and

(B)	Notwithstanding anything herein to the contrary, Landlord shall not be required to provide such cafeteria or food service on the following days:

(i)	Days that Landlord is closed for business due to inclement weather (provided that Landlord delivers notice of such closure to Tenant at the same time such notice is provided to Landlord’s Building employees);

(ii)	The Friday immediately before Easter, commonly known as Good Friday; or

(iii)	At Landlord’s election, either the day before or the day after New Year’s Day, or, if New Year’s Day falls on a weekend, then, at Landlord’s election, either the day before or the day after the Holiday designated by Landlord in place of New Year’s Day.”

7. Name of Building. Upon the closing of a sale of the Property from Landlord to a third party, the Lease is hereby modified to add the following, effective from and after such closing date: for so long as Tenant occupies at least seventy-five percent (75%) of the Rentable Square Footage of the Building as of the 15th Floor Expansion Date, (i) the Building shall be designated and named “Pier 1 Imports Building” or other similar name designated by Tenant from time to time which includes the name of Tenant or any Affiliate of Tenant, and (ii) Tenant shall have the right to change the Building’s address to “100 Pier 1 Place”, at Tenant’s sole cost and expense. Notwithstanding anything in Section 28 of the Lease to the contrary, from and after such closing date, Landlord shall not have the right to change the Building’s name, address or signage for so long as Tenant meets the criteria set forth above.

THIRDAMENDMENT TO OFFICE LEASE

(PIER 1 SERVICES COMPANY)

8. Tenant’s Additional Signage Rights. Upon the closing of a sale of the Property from Landlord to a third party, the Lease is hereby modified to add the following, effective from and after such closing date: for so long as Tenant occupies at least seventy-five percent (75%) of the Rentable Square Footage of the Building as of the 15th Floor Expansion Date, Section 31.P of the Lease is hereby modified to add the following additional signage rights to those already existing rights set forth therein: notwithstanding anything in Section 31.P. of the Lease to the contrary, Tenant shall have the right to modify the current Building signage, monuments and flags and any new Building identification signs, monuments or flags to reflect the Building naming rights described in paragraph 7 of this Third Amendment, including, the right to remove existing signage on the three (3) pedestal directional signs and on the East and South entrance doors of the Building identifying the name of the Building as Chesapeake Plaza or including the Chesapeake Logo, and to display and maintain, at Tenant’s sole cost and expense, signage identifying the changed name of the Building on the three (3) pedestal directional signs and on the East and South entrance doors of the Building. Tenant shall pay the costs of the fabrication and installation of such new signage, and the removal of the previous signage, and shall deliver to Landlord the signs removed and replaced by Tenant, for Landlord’s disposition. Landlord and/or its other tenants shall have the right to maintain the existing signage positions on the pedestal sign at the Energy Way entry to the Property and the pedestal sign at Forrest Park and 5th Street.

9. Guaranty. Landlord has required as a condition to entering into this Third Amendment that Pier 1 Imports, Inc., a Delaware corporation (the “Guarantor”) provide an unconditional guarantee of the performance of the obligations of Tenant throughout the Term of the Lease, including the payment of all amounts provided for therein. The Guarantor must duly execute a Guaranty in a form reasonably acceptable to both parties and deliver the same to Landlord as a condition to, and prior to the effectiveness of, Landlord’s obligations under this Third Amendment.

10. No Broker. Tenant and Landlord each represent to the other that neither party has executed a written agreement with any broker or agent in connection with this Third Amendment. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

THIRDAMENDMENT TO OFFICE LEASE

(PIER 1 SERVICES COMPANY)

11. Notice Address Change. The notice address for Landlord set forth in section 1.M of the Lease is hereby changed and amended to be the following:

If to Landlord:

Chesapeake Plaza, L.L.C.

c/o Chesapeake Land Development Company, L.L.C.

P.O. Box 54853

Oklahoma City, OK 73154-0496

Attn: Dan LeDonne

Telephone Number:      (405) 935-2532

Telecopy Number:        (405) 849-2532

With copy to:

Chesapeake Plaza, L.L.C.

6100 N.Western Ave.

Oklahoma City, OK 73118

Attn: General Counsel

Telephone Number:      (405) 848-8000

Telecopy Number:        (405) 879-9561

With copy to:

Joe C. Lewallen, Jr.

Commercial Law Group, P.C.

5520 North Francis Avenue

Oklahoma City, OK 73118-6040

Telephone Number:      (405) 232-3001

Telecopy Number:        (405) 232-5553

12. Entire Agreement; Supercession. This Third Amendment shall become effective only upon its full execution and delivery by Landlord and Tenant. This Third Amendment contains the parties’ entire agreement regarding the subject matter covered herein, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Third Amendment. In all respects, except as specifically amended hereby, the terms and conditions of the Lease remain in full force and effect and unabated and the Lease, as amended by this Third Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

13. Multiple Counterparts. The parties may execute this Third Amendment in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument. To facilitate execution of this Third Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages.

(Signature Pages Follow)

THIRDAMENDMENT TO OFFICE LEASE

(PIER 1 SERVICES COMPANY)

Exhibit 10.17.3

SIGNATURE PAGE TO

THIRD AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the Effective Date hereof.

LANDLORD: CHESAPEAKE PLAZA, L.L.C., an Oklahoma limited liability company

By:
Name: Henry J. Hood
Title: Senior Vice President - Land

THIRDAMENDMENT TO OFFICE LEASE

(PIER 1 SERVICES COMPANY)

Exhibit 10.17.3

SIGNATURE PAGE TO

THIRD AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the Effective Date hereof.

TENANT: PIER 1 SERVICES COMPANY, a Delaware statutory trust

By:	Pier 1 Holdings, Inc., a Delaware corporation, its managing trustee

By:
Name: Alexander W. Smith
Title: President and CEO

THIRDAMENDMENT TO OFFICE LEASE

(PIER 1 SERVICES COMPANY)